                       SECURITIES ANDEXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------



                                   FORM 8-K



                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



                              September 28, 2000
                              ------------------
               Date of Report (Date of Earliest Event Reported)



                          Exodus Communications, Inc.
                          ---------------------------
            (Exact name of Registrant as specified in its charter)



         Delaware                     0-23795                   77-0403076
         --------                     -------                   ----------
 (State of Incorporation)      (Commission file number)      (I.R.S. Employer
                                                             Identification No.)



                        2831 Mission College Boulevard
                         Santa Clara, California 95054
                         -----------------------------
         (Address of principal executive offices, including zip code)



                                (408) 346-2200
                                --------------
             (Registrant's telephone number, including area code)

ITEM 5: OTHER EVENTS.

     On September 28, 2000, Exodus Communications, Inc. ("Exodus") entered into a definitive merger agreement under which Exodus will acquire GlobalCenter Holding Co. ("GlobalCenter"), a Delaware corporation and an indirect wholly owned subsidiary of Global Crossing North America, Inc., a New York corporation ("Global Crossing"). Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), at the effective time of the merger each outstanding share of GlobalCenter common stock will be converted into the right to receive a number of shares of Exodus common stock equal to $6.525 billion divided by the average closing price of Exodus stock for the ten trading days prior to and including the day two days prior to the closing of the transaction, subject to a collar. Based on the collar and Exodus' closing stock price of $53.25 on September 27, 2000, the value of the transaction as of September 28, 2000 was approximately $6.1 billion. In addition, at the effective time of the merger, each GlobalCenter option and certain other options of GlobalCenter affiliates will be assumed by Exodus and thereafter will constitute the right to receive options to purchase shares of Exodus common stock. No fractional shares will be issued in the merger, but in lieu thereof each holder of GlobalCenter stock who would otherwise be entitled to receive a fraction of a share of Exodus common stock, after aggregating all fractional shares of Exodus common stock to be received by such holder, will receive an amount of cash equal to the product of such fraction and the closing price of one share of Exodus common stock on the last trading day before the effective time of the merger. Completion of the merger is subject to the satisfaction or waiver of various conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the approval of the merger by the stockholders of Exodus. The transaction will be accounted for as a purchase.

     Concurrently with and pursuant to the merger agreement, Exodus entered into a Stockholder Agreement and a Registration Rights agreement, each dated as of September 28, 2000, with Global Crossing GlobalCenter Holdings, Inc. ("GCGCH"), a Bermuda corporation, and Global Crossing Ltd. ("GCL"), a Bermuda company (each an "Investor"). Under the Registration Rights Agreement, each Investor will be entitled to offer for sale registrable shares of Exodus pursuant to a shelf registration statement that Exodus has agreed to file with the SEC within four months after the effective time of the merger. In addition, Exodus has agreed that, anytime after the first anniversary of the effective time of the merger, the Investors will have the right to ask Exodus to register their shares if and when Exodus offers any of its shares of common stock for sale in an underwritten offering. Exodus may suspend an offering of securities under circumstances delineated in the agreement. Under the Stockholder Agreement, GCGCH will have the right to designate one nominee for election to the board of directors of Exodus. This right will terminate if at anytime the Investors beneficially own in the aggregate less than 10% of the total voting power of Exodus. In addition, the Investors agreed to vote either in the manner recommended by the board of directors of Exodus or in the same proportion as all votes cast by disinterested shareholders. This agreement regarding voting expires five years after the effective time of the merger, or sooner if there is a change of control or if the Investors own less than 10% of the total voting power of Exodus. The Investors have also agreed to certain standstill provisions regarding Exodus common stock and have agreed not to sell or transfer any shares of Exodus common stock until after the first anniversary of the effective date of the merger.

     On September 28, 2000, as a condition precedent to GCL and Exodus entering into the Merger Agreement, Exodus entered into two Network Services, Marketing and Cooperation Agreements, one with GCL and the other with Asia Global Crossing Ltd., a Bermuda corporation ("AGC"). Pursuant to these agreements, for a period of 10 years, Exodus has agreed to promote GCL and AGC and their respective subsidiaries and affiliates as the primary provider of network services for its network operations. Exodus has also agreed to purchase 50% or more of its future network needs outside of Asia from GCL and has agreed, with respect to its future network needs in Asia, to purchase 50% of its future network needs from AGC prior to closing of the merger and 60% or more thereafter. In return, GCL and AGC have agreed to use Exodus and its affiliates as GCL's and AGC's and their affiliates' exclusive provider of internet Web hosting services for a period of two years after the closing of the merger and have also agreed to provide Exodus with preferred pricing on all network services and assets offered by GCL and AGC, including circuits, IRUs and dark fiber.

     As part of the transaction, on September 28, 2000, Exodus and AGC entered into a Joint Venture Agreement relating to the formation of Exodus Asia-Pacific Ltd., in order to provide complex Web hosting and managed services in Asia. Under the agreement, Exodus will own 67% of the venture and AGC will own 33%. Both companies have agreed to contribute to the joint venture all of their assets related to Web hosting in Asia. AGC will be the primary network provider for Exodus Asia Pacific in Asia. Exodus will manage and operate the joint venture.

     Copies of each of the foregoing agreements are included in this report as Exhibits 2.01, 4.01, 4.02, 99.01, 99.02, and 99.3. The foregoing descriptions are qualified in their entirety by reference to the full text of such exhibits.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

    The following exhibits are filed herewith:

    2.01 Agreement and Plan of Merger among Exodus Communications, Inc., Einstein Acquisition Corp., Global Crossing GlobalCenter Holdings, Inc., GlobalCenter Holding Co., GlobalCenter Inc., and Global Crossing North America, Inc., dated as of September 28, 2000.

    4.01 Stockholder Agreement among Exodus Communications, Inc., Global Crossing Ltd., and Global Crossing GlobalCenter Holdings, Inc., dated as of September 28, 2000.

    4.02 Registration Rights Agreement by and among Exodus Communications, Inc., Global Crossing GlobalCenter Holdings, Inc., Global Crossing Ltd., and its other direct and indirect subsidiaries mentioned therein, dated as of September 28, 2000.

   99.01* Networking Services, Marketing and Cooperation Agreement by and between Exodus Communications, Inc. and Global Crossing Ltd., dated as of September 28, 2000.

   99.02* Networking Services, Marketing and Cooperation Agreement by and between Exodus Communications, Inc. and Asia Global Crossing Ltd., dated as of September 28, 2000.

   99.03 Joint Venture Agreement relating to Exodus Asia-Pacific Ltd. among Exodus Communications, Inc., Asia Global Crossing, Ltd. and Exodus Asia-Pacific Ltd., dated as of September 28, 2000.

   ________________

   * Confidential treatment has been requested for certain portions of these documents pursuant to an application for confidential treatment filed with the Securities and Exchange Commission on October 13, 2000. Such portions have been redacted and marked with a triple asterisk. The non-redacted versions of these documents have been filed separately with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: October 13, 2000

                                   EXODUS COMMUNICATIONS, INC.


                                   By:    /s/ Adam W. Wegner
                                        ------------------------------------
                                   Adam W. Wegner, Senior Vice President, Legal
                                   and Corporate Affairs, General Counsel and
                                   Secretary

                                 EXHIBIT INDEX
                                 -------------

  Exhibit   Description
  -------   -----------
  2.01      Agreement and Plan of Merger among Exodus Communications, Inc.,
            Einstein Acquisition Corp., Global Crossing GlobalCenter Holdings,
            Inc., GlobalCenter Holding Co., GlobalCenter Inc., and Global
            Crossing North America, Inc., dated as of September 28, 2000.

  4.01 Stockholder Agreement among Exodus Communications, Inc., Global Crossing Ltd., and Global Crossing GlobalCenter Holdings, Inc., dated as of September 28, 2000.

  4.02 Registration Rights Agreement by and among Exodus Communications, Inc., Global Crossing GlobalCenter Holdings, Inc., Global Crossing Ltd., and its other direct and indirect subsidiaries mentioned therein, dated as of September 28, 2000.

  99.01* Networking Services, Marketing and Cooperation Agreement by and between Exodus Communications, Inc. and Global Crossing Ltd., dated as of September 28, 2000.

  99.02* Networking Services, Marketing and Cooperation Agreement by and between Exodus Communications, Inc. and Asia Global Crossing Ltd., dated as of September 28, 2000.

  99.03 Joint Venture Agreement relating to Exodus Asia-Pacific Ltd. among Exodus Communications, Inc., Asia Global Crossing, Ltd. and Exodus Asia-Pacific Ltd., dated as of September 28, 2000.

  ________________

  * Confidential treatment has been requested for certain portions of these documents pursuant to an application for confidential treatment filed with the Securities and Exchange Commission on October 13, 2000. Such portions have been redacted and marked with a triple asterisk. The non-redacted versions of these documents have been filed separately with the Securities and Exchange Commission.